Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com
PRESS RELEASE

Penson Worldwide, Inc. Plans to Close UK Operation & Sell Certain UK Assets; Will Reduce Annual Losses $6-$7 Million

DALLAS, TX & LONDON, December 16, 2011 – Penson Worldwide, Inc. (NASDAQ: PNSN) today announced plans to close its UK operation in an orderly manner over the next few months, and to sell certain of the operation’s assets to third parties. Exiting the UK local clearing market was one of the Company’s previously announced strategic objectives to reduce costs and debt, and improve profitability. Penson Financial Services Ltd (PFSL) of London is currently running at an operating loss of $6-$7 million on an annualized basis. Shut down costs, including severance, will be accounted for in results for the fourth quarter of 2011. PFSL has approximately 25 correspondent customers, 60 employees, and $8 million in net revenues on an annualized basis. It was accounted for as a discontinued operation in Penson’s results starting in the third quarter of 2011. Penson said it regretted closing PFSL, but that after lengthy negotiations with several leading financial organizations, it was unlikely a sale agreement of PFSL as an operating entity would have been reached in a timely manner.

About Penson Worldwide: www.penson.com

The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., and Nexa Technologies, Inc., among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson Worldwide—Building the Best Clearing and Execution Services Firm in the World.

Penson Financial Services, Inc. is a member of FINRA, New York Stock Exchange, NYSE Arca Exchange, NYSE Amex Equities, NYSE Amex Options, BATS Exchange, Direct Edge Exchanges (EDGA and EDGX), Chicago Board Options Exchange (CBOE), Chicago Stock Exchange, International Securities Exchange (ISE), NASDAQ OMX BX, NASDAQ OMX PHLX, NASDAQ Stock Market, NASDAQ LIFFE, LLC, National Stock Exchange, Options Clearing Corp. (OCC), Fixed Income Clearing Corp. (FICC), MSRB, National Securities Clearing Corp. (NSCC), DTC, ICMA, Euroclear, and SIPC. Penson Financial Services, Inc. is also a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, New York Mercantile Exchange, Comex, Kansas City Board of Trade, Minneapolis Grain Exchange, NYSE Liffe US, NYSE Euronext LIFFE, ONEChicago, ICE CLEAR Europe and ICE Futures USA.

Penson Financial Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNSX Exchange and the TSX Venture Exchange, is regulated by the Investment Industry Regulatory Organization of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian Alternative Trading Systems.

Penson Financial Services Ltd. is a member of the London Stock Exchange, Chi-X Europe, BATS Europe, NYSE Arca, NYSE Euronext, and SmartPool, and is authorized and regulated by the Financial Services Authority.

Forward-Looking Statements: Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.

Contacts: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232

For Immediate Release